Exhibit 99.1

OSE USA, INC.

RESOLUTION OF BOARD OF DIRECTORS

RESOLUTION TO AMEND BYLAWS

TO REDUCE SIZE OF BOARD OF DIRECTORS

RESOLVED that, effective upon approval by the holder of the corporation’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, section 3.2 of the Bylaws of the corporation is amended as follows to reduce the number of authorized directors of the corporation from five to four:

The Board of Directors shall consist of four (4) members. The number of directors may be changed by resolution of the Board of Directors of by an amendment of this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

I certify that I am the duly elected, qualified and acting Recording Secretary of OSE USA, Inc., a Delaware corporation, and that the foregoing resolution amending the bylaws of the corporation was adopted by unanimous vote of the directors of the corporation at a meeting duly called and held on March 29, 2005.

Date: March 31, 2005	/s/ Elton Li
Elton Li
Recording Secretary